Fourth Quarter 2024 Performance February 25, 2025

2 | Fourth Quarter 2024 Performance Important Notice to Investors Please read this management presentation together with the Company’s press release issued earlier today announcing the Company’s fourth quarter 2024 financial results and in conjunction with the Company’s recent Annual Report and Quarterly Reports as filed with the Securities and Exchange Commission (SEC). Certain statements contained in this presentation that are not historical facts may be forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These forward looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects, expected future financial guidance and intentions, markets in which we participate and other statements contained in this presentation that are not historical facts. When used in this presentation, the words "expect," "predict," "project," "anticipate," "believe," "estimate," "intend," "plan," "seek" and similar expressions are generally intended to identify forward looking statements. Because these forward looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward- looking statements to reflect events or circumstances occurring after the date of this presentation.

3 | Fourth Quarter 2024 Performance Part 1: Fourth Quarter 2024 Performance Part 2: Management Focus Part 3: Travelzoo META

4 | Fourth Quarter 2024 Performance 21.1 20.7 Q4 2023 Q4 2024 Revenue was lower than we expected, but operating profit increased by 8%. Revenue $ millions Operating Profit $ millions 4.5 4.9 Q4 2023 Q4 2024

5 | Fourth Quarter 2024 Performance 0.22 0.26 0.02 0.03 Q4 2023 Q4 2024 While operating income increased and outstanding shares decreased, EPS was lower. The strong dollar affected the valuation of non-USD cash and there was one-time extraordinary income last year. EPS $ per share Operating Income $ million Outstanding Shares Diluted 4.5 4.9 Q4 2023 Q4 2024 13,946 12,358 Q4 2023 Q4 2024 Other income/(loss), including the effects of F/X changes Extra-ordinary income in Q4 2023 from discontinued APAC operations (0.01)

6 | Fourth Quarter 2024 Performance 4.0 4.6 13.8 13.9 0.8 0.2 Higher profits came from North America and Jack’s Flight Club. Europe revenue decreased, but we do not view this as a trend. Revenue $ millions North America Segment Europe Segment Q4 2023 Q4 2024 Operating Profit $ millions Q4 2023 Q4 2024 6.3 5.4 0.2 Jack’s Flight Club Segment 0.9 1.3 (0.2)

7 | Fourth Quarter 2024 Performance Membership fee revenue is expected to substantially drive revenue and profit growth in 2025 when the free membership for Legacy Members* phases out. Advertising Global Revenues $ millions 19.4 20.9 20.0 18.7 19.1 Q4 2023 Q1 2024 Q2 2024 Membership Fees 1.2 1.1 1.2 1.4 1.6 Other 0.0 0.0 0.0 0.0 0.0 Includes advertising revenues and commissions from travel companies, local and entertainment businesses Includes membership fees and subscription revenues * Legacy Members are those who joined prior to 2024. They were exempt from the fee during 2024. They represent more than 95% of Travelzoo’s reach. Q3 2024 Q4 2024

8 | Fourth Quarter 2024 Performance $40 $1.67 $10 $10 $10 $8.33 Payment by member Revenue recognized We recognize revenue from membership fees ratably over the subscription period. Member acquisition costs, however, are fully recorded as expenses immediately. Example: New member joins on March 15, 2025, paying a membership fee of $40 per annum Revenue Recognition $ Revenue recognized Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026

9 | Fourth Quarter 2024 Performance 4% 7% 9% 11% 18% 25% 19% 20% 23% 2017 2018 2019 2020 2021 2022 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Our GAAP operating margin remained high at 23%. Operating Margin (26%) (2%)

10 | Fourth Quarter 2024 Performance In North America, the GAAP operating margin increased to 33%. In Europe, the margin was affected by lower revenue in Germany. North America Operating Margin Europe Operating Margin 31% 27% 22% 29% 31% 26% 25% 33% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 8% 4% 13% 21% 8% 17% 3% (4%)

11 | Fourth Quarter 2024 Performance * GAAP operating profit + amortization of intangibles + stock option expenses + severance-related expenses = non-GAAP operating profit Total non-GAAP operating profit was $5.4 million or 26% of revenue. Non-GAAP Operating Profit* $ millions GAAP Operating Profit Adjustments Non-GAAP Operating Profit* 4.9 0.5 5.4 Q4 2024 4.5 0.8 5.2 Q4 2023

12 | Fourth Quarter 2024 Performance Items excluded in the calculation of non-GAAP operating profit: $ millions Q3 2024 Q4 2024 Adjustments 0.9 0.5 Impairment of intangibles and goodwill — — Amortization of intangibles 0.1 0.1 Stock option expense 0.5 0.4 Severance-related expenses 0.3 0.0

13 | Fourth Quarter 2024 Performance 16.4 12.1 17.7 Q4 2023 Q3 2024 Q4 2024 With operating cash flow of $7.7 million, our cash position grew—even after repurchasing 135,792 shares during the quarter. Cash Balance at End of Quarter* $ millions * Includes cash, cash equivalents and restricted cash

14 | Fourth Quarter 2024 Performance Revenue $ millions Operating Expenses and Cost of Revenues $ millions We believe we can keep our fixed costs relatively low in the foreseeable future. Higher revenues would thus increase margins. 15.9 15.2 15.8 0.8 0.9 0.5 Q4 2023 Q3 2024 Q4 2024 16.1 16.316.721.1 20.1 20.7 Q4 2023 Q3 2024 Q4 2024 OPEX and cost of revenues Non-GAAP adjustments

15 | Fourth Quarter 2024 Performance Travelzoo is loved by travel enthusiasts who are affluent, active and open to new experiences. * Sources: Travelzoo Travel Outlook 2024 member survey in the U.S.; survey tool Alchemer; October 2023; targeted survey of non-dormant members; n=4,484 ** Google Analytics, average taken over July 2022 to June 2023.; U.S. Department of State – Bureau of Consular Affairs, U.S. Census Bureau Travelzoo Reaches 30 Million Travelers Travelzoo U.S. Member Survey* October 2024 53% ages 45+ 47% ages 18-44** 56% female 44% male** 96% have a valid passport compared to 45% of U.S. population 59% have the budget to treat themselves and purchase non- essentials 91% say they are open to new destinations and travel ideas

16 | Fourth Quarter 2024 Performance Part 1: Fourth Quarter 2024 Performance Part 2: Management Focus Part 3: Travelzoo META

17 | Fourth Quarter 2024 Performance Management focus • Grow the number of (paying) members by converting Legacy Members and adding new Club Members. • Add new benefits to the paid membership • Retain, and grow, our profitable advertising business from the popular Top 20® product • Utilize higher operating margins to increase EPS • Grow Jack’s Flight Club’s profitable subscription revenue • Develop Travelzoo META with discipline

18 | Fourth Quarter 2024 Performance Part 1: Fourth Quarter 2024 Performance Part 2: Management Focus Part 3: Travelzoo META

19 | Fourth Quarter 2024 Performance

NASDAQ: TZOO HAVE A GOOD DAY! For questions, please contact Travelzoo Investor Relations: ir@travelzoo.com